                                  Exhibit 23(b)

                    Consent of Callister Nebeker & McCullough



                               September 19, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re: Registration and Issuance of Zions Bancorporation Common Stock Issuable under Zions Bancorporation Employee Investment Savings Plan

        This Firm has acted as counsel to Zions Bancorporation, a Utah corporation (the "Company"), in providing an opinion (the "Opinion") with respect to the issuance of up to 1,000,000 shares of the Company's common stock without par value (the "Shares") for sale pursuant to the Zions Bancorporation Employee Investment Savings Plan.

        We hereby consent to the use of our name in the Prospectus forming a part of the Registration Statement to which this letter is attached as an Exhibit, and therein being disclosed as counsel to the Company in rendering the Opinion in this matter.

                                       Sincerely yours,

                                       CALLISTER NEBEKER & McCULLOUGH


                                       11